Prudential Investment Portfolios, Inc. 14 -
Prudential Floating Rate Income Fund
Prudential Government Income Fund
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



			May 23, 2012

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:  Rule 24f-2 Notice for Prudential Investment Portfolios, Inc.
14

		File Nos. 002-82976 and 811-03712

	On behalf of the Prudential Investments Portfolios, Inc. 14 enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-1220.


Very truly yours,

      /s/Peter Parrella
      Assistant Treasurer